                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                     9/22/04
                Date of Report (Date of earliest event reported)

                              MIV THERAPEUTICS INC.
               (Exact name of registrant as specified in Charter)


      NEVADA                        000-30453                           n/a
(State or other                    (Commission                   (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


               1-8765 ASH STREET, VANCOUVER, B.C., CANADA V6P 6T3
              (Address of principal executive officers) (Zip Code)

                                 (604) 301-9545
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 22, 2004 the British Columbia Court of Appeal dismissed with costs two appeals of MIV Therapeutics, Inc. (the Company") seeking to set aside the Order of the Honourable Mr. Justice Lowry pronounced on May 20, 2003 whereby the British Columbia Supreme Court ordered the Company and its partially owned subsidiary M-I Vascular Innovations, Inc. ("Vascular") to take all necessary steps to exchange 3,192,399 shares of Vascular owned by John Ma for 3,192,399 shares of the Company. The Company intends to apply for leave to appeal the Court of Appeal's decision to the Supreme Court of Canada. The Company expects that a hearing in the Supreme Court of Canada will be set down within a year, if leave to appeal is granted. The Company believes it will be successful in obtaining leave to appeal.

By counterclaim in the British Columbia Supreme Court, the Company continues to dispute John Ma's entitlement to his Vascular shares (and to any Company shares he receives in exchange for his Vascular shares), and the Company is suing Mr. Ma for damages for fraudulent misrepresentation. In a further action in the Supreme Court of British Columbia, the Company is suing Mr. Ma for defamation. The Company believes it will be successful in its claims.


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               MIV THERAPEUTICS INC.
                                              ----------------------------------
                                               Registrant

Date: September 28, 2004
                                              /s/ Alan Lindsay
                                              ----------------------------------
                                              Alan Lindsay
                                              CEO